EXECUTIVE EMPLOYMENT
     AGREEMENT


           THIS EXECUTIVE
     EMPLOYMENT AGREEMENT, by and
     between THE AEGIS CONSUMER
     FUNDING GROUP, INC., a Delaware
     corporation, with offices at 525
     Washington Blvd., Jersey City, New
     Jersey 07310 (the "Company"), and
     JORGE RIOS, residing at 4 Terrier Court,
     Tinton Falls, New Jersey 07753 (the
     "Executive"), is amended and restated as of April 1, 1997.

          W I T N E S S E T H:

           WHEREAS, the Executive and
     the Company have entered into an
     Employment Agreement dated as of March
     1, 1994, as amended (the "Prior Agree-

     ment"), pursuant to which the Executive
     holds the office of Executive Vice
     President/National Sales Manager;

           WHEREAS, the Company has
     determined that it is in its best interest and that of its stockholders to recognize the contribution that the Executive has made and is expected to continue to make to the Company's business and to retain his services in the future;

           WHEREAS, in view of recent
     changes in the industry in which the
     Company is involved, the Company has
     determined that it is in its best interest and that of its stockholders to revise and restate the terms of Executive's continued employment with the Company; and

           WHEREAS, the Executive and
     the Company desire to terminate and
     supersede the Prior Agreement and to set forth in this Agreement the terms and conditions of the Executive's continued employment with the Company;

           NOW, THEREFORE, in
     consideration of the premises and the
     mutual covenants contained herein, the
     parties hereto agree as follows:

           1.  Employment.  The
     Company agrees to and does hereby
     continue to employ the Executive, and the Executive agrees to and does hereby accept continued employment by the
     Company, subject to the terms and
     conditions herein set forth.

       2.  Term.  The term of the Execu
     tive's employment hereunder shall com
     mence as of April 1, 1997 (the "Effective
     Time") and shall terminate on April 1,
     1999 (such period hereinafter referred to as the "Term") unless terminated prior to such date.

           3.  Duties.

               (a)  During the Term, the
     Executive shall be employed as a senior
     executive officer of the Company and shall be in charge of and responsible for the general and supervisory duties normally and customarily attendant to such office in a consumer finance and loan servicing business and shall render such other lawful services, and exercise such powers, which are from time to time requested of him, assigned to him or vested in him by the Board of Directors of the Company (the
     "Board") and which are commensurate
     with his position as Executive Vice
     President/National Sales Manager.

               (b)  The Executive agrees
     that, during the Term, unless the Board
     shall otherwise consent, he will devote
     substantially his full time, energies, labor and skills to the business of the Company.
     The Company shall provide the Executive
     with his own office space and appropriate administrative or clerical assistance, all in a location reasonably appropriate to enable the Executive to fulfill his duties, and each commensurate with the Executive's posi-

     tion, duties and responsibilities.

               (c)  It is hereby
     acknowledged that, subject to Paragraph
     10 hereof, the Executive may either
     presently, or in the future, be involved in business, charitable or community activities so long as such other activities do not interfere with the performance by the Executive of his duties hereunder.

           4.  Compensation.  In
     consideration for services performed here-

     under, the Company shall pay to the
     Executive an annual salary of $300,000, in installments payable in accordance with the Company's customary payroll practices.
     In addition, the Company shall reimburse the Executive for all expenses reasonably incurred by him in connection with the performance of his duties hereunder and the business of the Company upon the sub-

     mission to the Company of appropriate
     receipts therefor.

           Notwithstanding the foregoing,
     for the period commencing at the Effective
     Time and ending on March 31, 1997, the
     Executive shall be compensated under the terms of the Prior Agreement; provided, however, that if, as a result, the Executive becomes entitled to receive in respect of the fiscal quarter ending March 31, 1997, gross amounts in excess of $50,000, the amount of such excess shall be used as an offset against the bonus amounts to which the Executive may become entitled pursuant to Section 6 hereof. For the period of the Term commencing on April
     1, 1997, the Executive's compensation
     shall be determined solely under the terms of this Agreement.

           5.  Vacation.  The Executive
     shall be entitled to four weeks' paid
     vacation during each twelve (12) month
     period of his employment hereunder, to be taken at times mutually agreeable to the Executive and the Company.

           6.  Bonus.

               (a)  Determination of
     Bonus Pool.  A Bonus Pool shall be
     determined for the period commencing on
     July 1, 1997 and ending on June 30, 2000
     (the "Bonus Period").

               (i)  "Consolidated Net
            After Tax Income" ("CNATI") shall
            mean, with respect to any period, the
            net after tax income of the Company
            from operations currently conducted
            by the Company (including for such
            purpose the servicing and origination
            of automobile loans or mortgages)
            before extraordinary items as report-

            ed on the audited financial statements
            of the Company with respect to such
            period, which amount shall be:
            (A) increased to eliminate bonuses
            paid or payable hereunder;
            (B) reduced to eliminate any gain
            accrued on sales in such fiscal year
            with respect to securitization,
            whether or not any such
            securitization was effected in such
            fiscal year; (C) increased or reduced
            without duplication, to give effect to
            net cash received or disbursed in
            connection with securitizations; (D)
            adjusted to eliminate any income
            attributable to securitization of assets by the Company prior to the securitization designated as "97-1" and (E) adjusted to provide for applicable taxes (current and de-

            ferred) on (A), (B), (C) and (D)
            above.

               (ii) An amount ("Total
            Assets") shall be determined by
            aggregating the total weighted
            average of assets owned by the
            Company during the Bonus Period,
            whether such assets are owned by the
            Company (including its subsidiaries)
            or by a special purpose vehicle,
            excluding for this purpose assets
            owned by the Company prior to the
            securitization designated as "97-1".
            For purposes of this Agreement, a
            "special purpose vehicle" shall be a
            corporation or other entity created for
            the purpose of effecting
            securitizations in which the Company
            has a retained interest or which have
            recourse to the Company and which
            are not otherwise reflected as
            consolidated subsidiaries on the
            Company's financial statements.

               (iii)     A percentage
            ("ROA") shall be determined by
            dividing the CNATI for the Bonus
            Period by Total Assets for the Bonus
            Period and dividing the quotient
            thereof by the number three (3).

               (iv) The amount of the
            Bonus Pool for the Bonus Period
            shall be determined in accordance
            with the following schedule:

               (A)  if ROA is less than
                         .5%, the Bonus Pool
                         shall be 0% of
                         CNATI;

               (B)  if ROA is at least
                         .5% but no greater
                         than .749%, the
                         Bonus Pool shall be
                         16% of CNATI in
                         excess of the amount
                         of CNATI that would
                         equal an ROA of
                         .5% (such amount of
                         CNATI equaling an
                         ROA of .5% being
                         hereinafter referred
                         to as "Base
                         CNATI");

               (C)  if ROA is at least
                         .75% but no greater
                         than .875%, the
                         Bonus Pool shall
                         equal (x) 5% of Base
                         CNATI plus (y) 16%
                         of CNATI in excess
                         of Base CNATI;

               (D)  if ROA is at least
                         .876% but no greater
                         than .99%, the
                         Bonus Pool shall
                         equal (x) 7.5% of
                         Base CNATI plus (y)
                         16% of CNATI in
                         excess of Base
                         CNATI;

               (E)  if ROA is at least
                         1.0% but no greater
                         than 1.249%, the
                         Bonus Pool shall
                         equal (x) 10% of
                         Base CNATI plus (y)
                         16% of CNATI in
                         excess of Base
                         CNATI;

               (F)  if ROA is at least
                         1.25% but no greater
                         than 1.499%, the
                         Bonus Pool shall
                         equal (x) 12.5% of
                         Base CNATI plus (y)
                         16% of CNATI in
                         excess of Base
                         CNATI; and

               (G)  if ROA is 1.5% or
                         more, the Bonus
                         Pool shall equal 16%
                         of CNATI.

               (b)  Allocation of Bonus
     Pool. As soon as practicable, but no later than sixty (60) days following the certification of the Company's financial statements in respect of the fiscal year of the Company ending June 30, 2000, the
     Bonus Pool shall be allocated by the then most senior executive among Messrs.
     Angelo Appierto, Joseph Battiato, Gary
     Peiffer and Jorge Rios, in such
     individual's sole discretion, between (i) the Senior Executive Group, consisting of
     Messrs. Angelo Appierto, Joseph Battiato,
     Gary Peiffer and Jorge Rios, and (ii) the
     Executive Group, consisting of the Chief
     Financial Officer, any Executive Vice
     President and such other employees of the Company as the Chairman shall in his discretion designate; provided, however, that no less than 5% of the Bonus Pool shall be allocated to the Executive Group.
     Except as hereinbelow provided, one-
     fourth (1/4) of that portion of the Bonus
     Pool allocated to the Senior Executive
     Group in accordance with the immediately preceding sentence shall be allocated to each of the members of the Senior Execu-

     tive Group (such individual's allocation, the "Bonus"), and that portion of the Bonus Pool allocated to the Executive
     Group in accordance with the immediately preceding sentence shall be allocated among the members of the Executive
     Group as determined by the Chairman in
     his sole discretion. If the employment of the Executive is terminated by the Company without Cause or by the Execu-

     tive with Good Reason, he shall be entitled to receive 100% of his Bonus at such time as the Bonus otherwise becomes payable.
     If the employment of the Executive is
     terminated by the Company for Cause or
     by the Executive without Good Reason (A) during the first year of the Term, the Executive's right to receive any portion of the Bonus shall be forfeited or (B) during the second year of the Term, he shall be entitled to receive, at such time as the Bonus otherwise becomes payable, an amount equal to one-half (1/2) of the Bonus otherwise attributable to him. In the event that, prior to February 1, 1999, the Company offers to the Executive an extension of his employment for at least one (1) year following the end of the Term on terms substantially similar to those pro-

     vided herein and the Executive does not
     accept such offer, the Executive shall be entitled to receive, at the time such Bonus otherwise becomes payable, an amount equal to two-thirds (2/3) of the Bonus otherwise attributable to him. In the event that, prior to February 1, 1999, the Company does not offer to the Executive an extension of his employment for at least one (1) year following the end of the Term on terms substantially similar to those pro-

     vided herein, the Executive shall be
     entitled to receive, at the time such Bonus otherwise becomes payable, an amount equal to five-sixths (5/6) of the Bonus otherwise attributable to him. Any portion of the Bonus not paid to the Executive by operation of this Agreement shall be allocated in such amounts and to such employees as the Board of Directors may in its discretion determine.

               (c)  Payment of Bonuses.
     The bonus determined pursuant to this
     Section 6 shall be paid to the Executive not less than ten (10) business days following the allocations described in subparagraph (b) hereof; provided, howev-

     er, that to the extent that the determination of CNATI set forth in subparagraph (a) hereof includes income accrued as a result of securitizations effected during the Bonus
     Period commencing with the securitization designated by the Company as "1997-1," that portion of the Bonus Pool allocated to such income will be paid only when and to the extent that cash is released to the Company from the reserve fund or funds applicable to such securitizations. The
     Company's obligation to pay the Executive the Bonus accrued pursuant to this Section
     6 shall survive the termination of this
     Agreement.

           7.  Benefits.

               (a)  Throughout the
     Term, the Executive shall be eligible to participate in any pension, profit-sharing, stock option or similar plan or program of the Company now existing or established hereafter for the benefit of its employees generally, to the extent that he is eligible under the general provisions thereof. The
     Executive shall also be entitled to
     participate in any group insurance,
     hospitalization, medical, health and
     accident, disability or similar or nonsimilar plan or program of the Company now existing or established hereafter for the benefit of its employees or executives generally, to the extent that he is eligible under the general provisions thereof. To the extent that it can be accomplished without cost to the Company above that payable in respect of other senior officers of the Company, the benefits under such plans and programs shall be at least equivalent to the benefits available to the Executive under plans and programs in which he was participating on January 1, 1994. To the extent that the foregoing plans and programs do not provide the Executive with disability insurance providing a maximum benefit level of at least $10,000 per month, the Company shall supplement such plans and programs to provide such coverage.

               (b)  The Company shall
     reimburse the Executive in a monthly
     amount not to exceed $1,000 in respect of the cost of leasing or purchasing an automobile to be used by him in connec-

     tion with the Company's business.  In
     addition, the Company shall be responsible for all reasonable costs of operating, repairing, maintaining and insuring such automobile.

               (c)  The Company shall
     provide the Executive with a policy of
     term life insurance in an amount equal to $1 million (or, in the Executive's discre-

     tion, any other form or amount of life
     insurance at an annual premium cost to the Company not in excess of the annual premium for such a policy providing $1 million of term life insurance), payable to such beneficiary or such beneficiaries as shall be designated in writing by the Executive. Such policy shall be owned by the Executive or any person or entity designated by him. Any incremental increase in the premium cost arising by virtue of the Executive being uninsurable at standard rates shall be paid by the Executive.

               (d)  In the event that the
     Executive shall die prior to the end of the Term, then, as an additional death benefit, the Company shall pay to the Executive's beneficiary or beneficiaries, as the Execu-

     tive shall have indicated in writing to the Company (or, if no such beneficiary has been designated, to the Executive's estate), an amount equal to one-half (1/2) of the Executive's annual salary in effect at the time of the Executive's death, pursuant to the terms of this Agreement. Such death benefit shall be paid (i) in addition to any sum otherwise required to be paid to such beneficiary or to the Executive's estate by the Company and (ii) in six (6) equal consecutive monthly installments, commencing on the first date following the Executive's death that the Executive would have otherwise received a salary payment hereunder if the Executive had survived.

               (e)  In the event the
     Company shall cause the Executive to
     relocate to offices not within reasonable commuting distance of his then current residence, the Executive shall be entitled to receive full reimbursement from the Company for all customary expenses incurred in connection with the
     Executive's moving his residence to a
     location within reasonable commuting
     distance of such new office location. Such expenses shall include but not be limited to the costs of moving, packing and storing the Executive's personal effects, real estate brokerage fees and legal and other incidental costs. In addition, provided that the Executive is making a reasonably dili-

     gent effort to sell his then current
     residence at a price established in good faith based upon then current market conditions in the immediate vicinity, pending the Executive's sale of his then current residence the Company shall make available to the Executive appropriate living facilities maintained by the
     Company in the vicinity of the new office location and shall reimburse the cost of traveling once a week between such residence and office locations. The
     Company shall further reimburse the
     Executive upon sale of such residence for the amount, if any, by which the net pro-

     ceeds from such sale (after brokerage,
     legal and other incidental closing costs) are less than the costs to the Executive of such residence, including any improvements thereto. The Company shall further pay the Executive an amount equal to the federal, state and local income taxes due
     (at the highest marginal brackets then in effect) from the Executive with respect to all amounts payable by the Company pursuant to this subsection (e) to the extent not deductible to the Executive under the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

           8.  Termination of
     Executive's Employment.

               (a)  Notwithstanding any
     provisions contained herein to the
     contrary, the Executive's employment may be terminated by the Company upon the Executive's death or disability (as defined below) or for Cause (as defined below), and the Executive may terminate his employment for Good Reason (as defined below);

               (b)  For purposes of this
     Agreement, "disability" shall mean the
     Executive is mentally or physically
     disabled from properly and fully
     performing his duties and responsibilities hereunder for a period of 120 consecutive days or for 180 days, even though not consecutive, within any 360-day period, all as evidenced by the written certification of a qualified medical doctor agreed to by the Company and the Executive or, in the absence of such agreement, by a doctor selected by the agreement of a qualified medical doctor selected by each of the Company and the Executive;

               (c)  For purposes of this
     Agreement, "Cause" shall mean:  (i) the
     conviction of the Executive of a felony by a federal or state court of competent jurisdiction; (ii) the continued failure by the Executive to substantially perform the Executive's duties with the Company
     (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination for Good Reason by the Executive) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties,
     (iii) the engaging by the Executive in
     conduct which is demonstrably and
     materially injurious to the Company or its subsidiaries, monetarily or otherwise, or
     (iv) the engaging by the Executive in an actual act of dishonesty intended to result in gain to the Executive at the expense of the Company. In no event shall Cause be deemed to include any action or inaction on the part of the Executive undertaken in good faith, consistent with his fiduciary duties to the Company, which are within the "business judgement rule" as such rule or embodiment thereof has been interpreted in accordance with the laws of the applicable jurisdiction.

               A notice of termination for
     Cause shall include a copy of a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board (not including the Executive) at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in the immediately preceding paragraph, and specifying the particulars thereof in detail.

               (d)  For purposes of this
     Agreement, "Good Reason" shall mean
     any of the following: (i) the assignment to the Executive of duties inconsistent with the Executive's position, duties, responsibilities, titles or offices as described herein, (ii) any material reduction by the Company of the Executive's duties or responsibilities, (iii) any reduction by the Company of the Executive's compensation as set forth in Paragraphs 4, 5, 6 or 7 hereof (it being understood that a reduction of benefits applicable to all executives of the Compa-

     ny (including the Executive) shall not be deemed a reduction of the Executive's compensation package for purposes of this definition) or (iv) requiring the Executive to be based without his consent at a location not within reasonable commuting distance of his then current residence.

               (e)  In the event that the
     Executive's employment hereunder is
     terminated as a result of death, disability or by the Company for Cause, or by the Executive without Good Reason, or in the event that this Agreement is not renewed or extended at the end of the Term, then the Company shall have no further obliga-

     tions or liabilities to the Executive
     hereunder, such that all benefits and salary
     (but not the Company's obligation to pay the Executive's Bonus) provided for within this Agreement (except for any death or disability benefits that would otherwise continue past the date of such termination) shall terminate simultaneously with the termination of the Executive's employment except for benefits and salary earned and accrued through the date of such termina-

     tion. Nothing in this subsection (e) shall supersede any rights of the Executive to receive any amounts or benefits otherwise due to him upon the occurrence of any of the events described in the immediately preceding sentence, whether such rights are created by this Agreement or otherwise.

               (f)  In the event that the
     Executive's employment hereunder is
     terminated by the Company other than for Cause, death, disability, or because the Agreement has not been renewed or extended, or by the Executive for Good
     Reason, the Company shall continue to
     provide the Executive with the salary,
     bonus and benefits enumerated in Para-

     graphs 4, 6 and 7 hereof, respectively, at the levels in effect immediately prior to such termination (or, if applicable, the occurrence of the event constituting Good
     Reason), for the remainder of the Term
     (such period, the "Severance Period"). In addition, following the Severance Period, the Executive shall continue to be entitled to receive payment of the Bonus earned in accordance with Section 6 hereof.

               (g)  If the Executive's
     employment hereunder is terminated under
     Section 8(f) hereof, the Executive shall be required to mitigate damages; provided, however, that the Executive shall not be required to accept employment that requires him to perform duties inconsistent with those of a senior executive officer or professional at a level for which he is qualified by reason of experience and education. Any salary, bonus and benefits
     (to the extent provided at no additional cost to the Executive) received by the Executive during or with respect to the Severance Period and attributable to services rendered by the Executive to persons or entities other than the Company shall be applied to reduce the Company's obligation to make payments and provide benefits attributable to periods after such termination.

           9.  Stock Options.  (a)
      Effective as of the date hereof, options to purchase an aggregate of 130,000 shares of common stock of the Company previ-

     ously awarded under the Company's 1994
     Stock Option Plan (as amended) (the "1994
     Plan") shall be cancelled to the Company.
     In consideration for such cancellation, the Compensation Committee of the Board shall, effective as of the date hereof, grant to the Executive an option to purchase
     133,607 Shares (as defined in the 1994
     Plan) under the terms set forth in the 1994
     Plan, except as provided below:

           Option exercise price per share:
                $2.50;

           Term of Option:  10 years from
                the date of grant; and

           Termination of Employment:  if
                the Executive's employment
                hereunder is terminated by the
                Company other than for Cause
                or by the Executive for Good
                Reason (as such terms are
                defined herein), the option shall
                remain exercisable, to the extent
                exercisable as of the effective
                date of such termination, for a
                period of the lesser of (1) 1
                year following the effective date
                of such termination and (2) the
                original term of such option.

               (b)  In addition, effective
     as of the date hereof, options to purchase an aggregate of 50,000 shares of common stock of the Company previously awarded under the Company's 1996 Stock Option
     Plan (as amended) (the "1996 Plan") shall be cancelled to the Company. In consider-

     ation for such cancellation, the Compensa-

     tion Committee of the Board shall,
     effective as of the date hereof, grant to the Executive an option to purchase 51,393
     Shares (as defined in the 1996 Plan) under the terms set forth in the 1996 Plan, except that provisions in respect of the option exercise price, term and exercisability of such option set forth above in subsection (a) of this Section 9 shall also apply to the option granted hereunder.

           10. Covenants of the
     Executive.

               (a)  The Executive
     acknowledges that his employment by the
     Company will throughout his employment
     bring him into close contact with many
     confidential affairs of the Company,
     including information about costs, profits, markets, sales, key personnel, pricing policies, operational methods, and other business affairs, methods and information, including plans for future developments, not readily available to the public. The
     Executive further acknowledges that the
     services to be performed under this
     Agreement are of a special, unique,
     unusual, extraordinary and intellectual
     character, and that the Company currently competes or intends to compete with other organizations that are located in all of the states of the United States. In recognition of the foregoing, the Executive covenants and agrees that:

               (i)  he will not knowingly
            divulge any material confidential
            matters of the Company which are
            not otherwise in the public domain
            and will not intentionally disclose
            them to anyone outside of the
            Company during his employment by
            the Company hereunder, other than
            in the proper performance of the
            duties contemplated herein, or
            following the expiration or termina-

            tion for any reason of his employ-

            ment with the Company;

               (ii)  he will deliver
            promptly to the Company upon the
            termination of his employment, or at
            any other time the Company may so
            request, at the Company's expense,
            all memoranda, notes, records,
            reports and other documents (and all
            copies thereof) relating to the
            businesses of the Company which he
            obtained while employed by, or
            otherwise serving or acting on behalf
            of, the Company, or any of its sub-

            sidiaries or affiliates, and which he
            may then possess or have under his
            control; and

               (iii) for so long as the
            Executive continues to receive salary
            from the Company, whether under
            the terms of this Agreement or
            otherwise (including, but not limited
            to, the duration of the Severance
            Period), the Executive will not,
            unless the Board shall otherwise con-

            sent, alone or together with any other
            person, firm, partnership, corporation
            or other entity whatsoever (except
            any subsidiaries or affiliates of the
            Company), directly or indirectly,
            whether as an officer, director,
            stockholder, partner, proprietor,
            associate, employee, representative,
            public relations or advertising repre-

            sentative, management consultant or
            otherwise:

               (A)(A)    engage in or

               (B)  become or be
                         interested in or
                         associated with any
                         other person, corpo-

                         ration, firm, partner-

                         ship or other entity
                         whatsoever engaged
                         in

       any business which is competitive
            with any business conducted or
            contemplated by the Company (a
            "Similar Business").

               (b)  Notwithstanding the
     provisions of subsection (a)(iii) of this Paragraph 10, the Executive may own, as an inactive investor, securities of a corpo-

     ration engaged in a competitive line of
     business whose equity securities are
     registered under Section 12(b) or 12(g) of the Exchange Act, so long as his beneficial ownership in any one such corporation shall not in the aggregate constitute more than five percent (5%) of any class of equity securities of such corporation.

               (c)  As a separate and
     independent covenant, the Executive
     agrees that during the Term, including any extensions or renewals therof, and for a period of six months thereafter, the Executive will not, without the consent of the Company (which consent shall not be unreasonably withheld) in any way, directly or indirectly, for the purpose of conducting or engaging in any Similar
     Business, call upon, solicit, advise or
     otherwise do, or attempt to do, business with any clients, customers or accounts of the Company (including for such purposes any subsidiaries of the Company) with whom the Exeuctive had any dealings during the course of the Executive's employment with the Company or any of its affiliates or interfere or attempt to interfere with any officers, employees, representatives or agents of the Company, or induce or attempt to induce any of them to leave the employ of or violate the terms of their contracts with the Company.
               (d)  The Executive agrees
     that the remedy at law for any breach or threatened breach of any covenant contained in this Paragraph 10 will be inadequate and that the Company, in addition to such other remedies as may be available to it, at law or in equity, shall be entitled to injunctive relief without bond or other security.

           11.  Governing Law.  This
     Agreement shall be construed in accor-

     dance with and governed by the laws of
     the State of New York applicable to
     contracts executed in and to be performed solely within such state.

           12.  Notices.  All notices
     required or permitted to be given by either party hereunder, including notice of change of address, shall be in writing and delivered by hand, or mailed, postage prepaid, certified or registered mail, return receipt requested, to the other party as follows:

     If to the Company:  The Aegis Consumer Funding
     Group, Inc.
                    525 Washington Blvd.
                    Jersey City, New Jersey  07310
                    Attention:     Angelo Appierto
                              Chairman of the Board

     If to the Executive:     Jorge Rios
                    4 Terrier Court
                    Tinton Falls, New Jersey  07753

           13. Miscellaneous.

               (a)  Entire Agreement.  This
     Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior oral or written agreements and understandings; however, this
     Agreement shall not supersede, diminish or modify any rights of the Executive under any employee benefit plans of the Company. There are no oral promises, conditions, representations, under-

     standings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect among the parties. This Agreement may not be amended, and no provision hereof shall be waived, except by a writing signed by the Company and the Executive, or in the case of a waiver, by the party waiving compliance therewith, which states that it is intended to amend or waive a provision of this Agreement. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or failure to act in any other instance, whether or not similar.

               (b)  Further Acts.  The parties
     hereto agree that, after the execution of this Agreement, they will make, do, execute or cause to be made, done or executed all such further and other lawful acts, deeds, things, devices, conveyances and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

               (c)  Severability.  Should any
     provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or prohibited by an applicable law, this Agreement shall be considered divisible as to such provision, which shall be inoperative, and the remainder of this Agreement shall be valid and binding as though such provision were not included herein.

               (d)  Successors and Assigns.  This
     Agreement shall inure to the benefit of, and be binding upon, the Company and any corporation with which the Company merges or consolidates or to which the Company sells all or substantially all of its assets, and upon the Executive and his executors, administrators, heirs and legal representatives.

               (e)  Headings.  All headings in this
     Agreement are for convenience only and are not intended to affect the meaning of any provision hereof.

               (f)  Counterparts.  This Agreement
     may be executed in two or more counterparts with the same effect as if the signatures to all such counterparts were upon the same instrument, and all such counterparts shall constitute but one instrument.

               (g)  Costs of the Agreement.  The
     Company agrees to reimburse the Executive for all of the costs of negotiating and drafting this Agreement, including the reasonable fees and expenses of the Executive's attorneys, such reim-

     bursement to be paid whether or not this Agreement becomes effective.

           IN WITNESS WHEREOF, the Executive
     has executed this Agreement and the Company has caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.

     THE AEGIS CONSUMER FUNDING
     GROUP,INC.


     By:
       Name:
       Title:



       Jorge Rios